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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2001



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                             MindArrow Systems, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                   0-28403               77-0511097
    (State or other jurisdiction  (Commission File Number) (I.R.S. Employer
          of incorporation)                                Identification No.)


            101 Enterprise, Suite 340, Aliso Viejo, California     92656
               (Address of principal executive offices)          (Zip Code)

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       Registrant's telephone number, including area code: (949) 916-8705

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS

     MindArrow Systems, Inc. (the "Company") issued a press release on November 28, 2001 announcing that it has engaged SBI E2-Capital (USA) Ltd., an investment banking arm of SOFTBANK Investment Corp. Japan, to provide the company with financial advisory services.

     In accordance with the terms of its engagement letter with SBI E2-Capital, the Company issued to SBI E-2-Capital a one year warrant to purchase 2,000,000 shares of the Company's common stock at an exercise price of $2.00 per share.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c) Exhibits.

        99.1 Text of press release of MindArrow Systems, Inc. issued November 28, 2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MINDARROW SYSTEMS, INC.



                                            By: /s/ Michael R. Friedl
                                               ________________________
                                               Michael R. Friedl
Date: November 28, 2001                        Chief Financial Officer,
                                                 Secretary and Treasurer